Exhibit 99.1

633 Seventeenth Street, Ste. 2320 Denver, CO 80202-3619 (303) 296-3076 (303) 773-8099 Fax
FOR RELEASE:	August 18, 2014 8:30 AM

Earthstone Energy To Present At
EnerCom’s The Oil and Gas Conference

DENVER, COLORADO, August 18, 2014 / -- EARTHSTONE ENERGY, INC. (NYSE MKT: ESTE) announced today that it will present at EnerCom’s The Oil and Gas Conference in Denver, Colorado, on Tuesday, August 19, 2014 at 3:10pm Mountain Time.  Ray Singleton, President and CEO of EARTHSTONE, will be joined by Frank A. Lodzinski, President and CEO of OAK VALLEY RESOURCES, LLC.  They will jointly discuss their recently announced strategic combination.

A copy of the investor presentation will be available by accessing Earthstone's website at www.earthstoneenergy.com or Oak Valley’s website at www.oakvalleyllc.com.

ABOUT EARTHSTONE ENERGY, INC.
Earthstone Energy is a growth-oriented independent oil and gas exploration and production company with focus and growth primarily in the Williston Basin.  Earthstone is traded on the NYSE MKT under the symbol ESTE.  Information about Earthstone can be found at its web site: www.earthstoneenergy.com.

ABOUT OAK VALLEY RESOURCES, LLC

Oak Valley Resources was capitalized on December 21, 2012 and is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, with the majority of its human and capital resources currently deployed towards its drilling program in Gonzales and Fayette Counties, Texas.  Information about Oak Valley Resources can be found at its web site: www.oakvalleyllc.com.

CONTACTS:

Ray Singleton                                                                                     Neil Cohen
President & CEO                                                                               VP, Finance
Earthstone Energy, Inc                                                                      Oak Valley Resources, LLC
(303) 296-3076, ext. 102                                                                   (281) 298-4246